Exhibit 99.1


                  Ramco-Gershenson Properties Trust
                Reports Results for First Quarter 2007


    FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--April 25,
2007--Ramco-Gershenson Properties Trust (NYSE:RPT) announced today results for the first quarter ended March 31, 2007.

    Financial Information for the First Quarter 2007:

    --  Diluted FFO per share of $0.66, an increase of 6.5%

    --  Diluted FFO of $14.2 million, an increase of 5.2%

    --  Total revenues of $40.1 million, an increase of 9.6%

    --  Diluted EPS from continuing operations of $1.25 (includes
        $1.06 per share gain on the sale of real estate)

    Company Highlights for the First Quarter 2007:

    -- Increased quarterly common share dividend 3.4% to $0.4625 per share

    --  Completed three joint venture acquisitions

    --  Increased same center operating income by 4.3%

    --  Began the redevelopment of Collins Pointe Plaza in
        Cartersville, Georgia

    -- Opened 27 new non-anchor stores, 28.9% over portfolio average rents

    --  Renewed 40 non-anchor leases, 9.7% over prior rental rates

    Financial Results

    For the three months ended March 31, 2007, diluted Funds from Operations (FFO) increased 5.2% to $14.2 million compared with $13.5 million for the three months ended March 31, 2006. On a per share basis, diluted FFO increased 6.5% to $0.66, compared with $0.62 in 2006. Total revenues increased 9.6% to $40.1 million, compared to $36.6 million in 2006. Income from continuing operations was $23.9 million, which included a gain on the sale of real estate assets of $19.1 million, net of minority interest, compared to $4.3 million in 2006. On a diluted per share basis, income from continuing operations was $1.25 per share compared to $0.16 per share in 2006.

    "We are pleased with our first quarter results," said Dennis Gershenson, President and Chief Executive Officer. "We made key acquisitions for our ING Clarion and Heitman joint ventures, posted very solid leasing results and continued to capitalize on opportunities within our core portfolio. We remain committed to strengthening our balance sheet and the generation of sustainable, long-term FFO growth. To that end we recently announced the redemption of our Series C Preferred Shares and the acquisition of our joint venture partner's interest in River City Marketplace. We will continue to pursue an aggressive business plan to meet our objectives."

    Operating Highlights

    Acquisitions

    During the first quarter, the Company sold Chester Springs Shopping Center in Chester, New Jersey to its $450 million joint venture with an investor advised by Heitman LLC. Chester Springs is the last of three Ramco seed properties to be sold to the joint venture. The other two seed properties, Merchants' Square in Carmel, Indiana and Crofton Centre in Crofton, Maryland were sold in the fourth quarter of 2006. The joint venture also acquired Peachtree Hill center in Duluth, Georgia (a suburb of Atlanta) in February of 2007. Peachtree Hill is a 149,233 square foot community shopping center anchored by a Kroger Supermarket. The Heitman joint venture now consists of four shopping centers with a total initial value of $149.1 million.

    Also during the quarter, the Company's $450 million joint venture with ING Clarion acquired Cocoa Commons, a 75,120 square foot Publix anchored community shopping center located in Cocoa, Florida and Cypress Pointe shopping center, a 158,685 square foot community center anchored by Fresh Market and Burlington Coat Factory located in Clearwater, Florida. These acquisitions bring the total number of shopping centers purchased by the joint venture to 15 with an aggregate initial value of $429.4 million.

    Development

    During the first quarter, the Company substantially completed the River City Marketplace development in Jacksonville, Florida. As of March 31, 2007, the Company had secured retailer commitments for 96% of the shopping center. The commitments consist of 681,775 square feet of anchor space and 166,812 square feet of ancillary and outlot tenancy. On April 16, 2007, the Company acquired its joint venture partner's interest in the shopping center and became the sole owner of the property.

    At quarter-end the Company has three developments in progress impacting approximately 1.2 million square feet. As of March 31, 2007, the Company had spent $98.1 million on the developments in progress, which have an estimated total project cost of $117.2 million.

    The Company is actively pursuing two additional development projects, which it expects to commence in the fourth quarter of 2007 or the first quarter of 2008.

    Redevelopment

    During the quarter the Company commenced the redevelopment of the 81,042 square foot Collins Pointe Plaza in Cartersville, Georgia (a suburb of Atlanta). The Company is in the process of retenanting the 46,300 square foot vacant Winn Dixie space and is constructing an outlot building and additional small shop space in approximately 25,000 square feet. Collins Pointe Plaza was purchased by the Company in August of 2006 and sold to its $75 million Heitman joint venture in November of 2006. This Heitman joint venture is focused on acquisitions that have substantial value-added opportunities.

    At March 31, 2007, the Company had six value-added redevelopment projects in process for Company owned or joint venture properties with a total project cost of $25.4 million. Each of the projects involves the expansion or addition of at least one major, national anchor tenant.

    Leasing/Same Center Operating Results

    During the first quarter, the Company and its joint ventures opened 27 new non-anchor stores in 71,068 square feet, at an average base rent of $19.92 per square foot, an increase of 28.9% over portfolio average rents. The Company also renewed 40 non-anchor leases in 103,148 square feet, at an average base rent of $15.53 per square foot, an increase of 9.7% over prior rental rates. Same-center property operating income increased 4.3%. At March 31, 2007, the portfolio occupancy was 92.8%.

    Debt and Market Capitalization

    In March, Ramco Jacksonville LLC, the joint venture developing River City Marketplace in Jacksonville, Florida, entered into a $110 million long-term fixed-rate financing agreement with JPMorgan Chase Bank, N.A., of which $75 million was funded and used to replace construction financing on the project. The interest only loan is for 10 years and bears interest at 5.4%. On April 16, 2007, the Company acquired its partner's interest in Ramco Jacksonville LLC to become the sole owner of the shopping center. Subsequent to quarter-end, the Company drew the remaining $35 million of the loan to fund future development costs at the project and to pay down existing higher rate debt.

    Total debt at quarter-end was approximately $640.8 million with an average interest rate of 6.3% and an average maturity of 42 months. Of that total debt, $463.2 million was fixed rate debt and $177.6 million was variable rate debt. As of March 31, 2007, debt to market capitalization was 44.7% and total capitalization approximated $1.4 billion.

    Dividend/Preferred Share Redemption

    In March 2007, the Company's Board of Trustees approved a 3.4% increase in the annual common share dividend paid quarterly in the months of April, July, October and January based on an expected annual dividend of $1.85.

    The increase raised the first quarter common share dividend for the period of January 1, 2007 through March 31, 2007, from $0.4475 per share to $0.4625 per share, which was paid on April 2, 2007 to shareholders of record on March 20, 2007.

    On April 2, 2007, the Company also paid a first quarter dividend of $0.5938 per Series B cumulative redeemable preferred share and a first quarter dividend of $0.5664375 per Series C cumulative convertible preferred share, for the period of January 1, 2007 through March 31, 2007 to shareholders of record on March 20, 2007.

    Subsequent to quarter-end, the Company announced that it will redeem all of its outstanding 7.95% Series C cumulative convertible preferred shares of beneficial interest, (NYSE:RPT.PRC) on June 1, 2007. The 1,888,000 Series C preferred shares will be redeemed at $28.50 per share. Each Series C Preferred Share is presently convertible into the Trust's common shares of beneficial interest at the option of the holder at a conversion price of $28.50 per share.

    Earnings Guidance/Conference Call

    The Company expects 2007 annual diluted FFO per share to be between $2.61 and $2.69. In addition, the Company expects earnings per diluted common share to be between $1.95 and $2.05.

    Management considers funds from operations, also known as "FFO" to be an appropriate supplemental measure of financial performance for a REIT. Please see the reconciliation of funds from operations to net income later in this press release.

    Ramco-Gershenson will host a live broadcast of its first quarter conference call on Thursday, April 26, 2007 at 10:00 a.m. eastern time, to discuss its financial results. The live broadcast will be available online at www.rgpt.com and www.streetevents.com and also by telephone at (800) 659-2032, passcode 78011059. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (888) 286-8010, passcode 27491908 (for one week).

    Supplemental financial information is available via e-mail by sending requests to dhendershot@rgpt.com and is also available at the investor section of our web page.

    Ramco-Gershenson Properties Trust, headquartered in Farmington Hills, Michigan, is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT), which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally. As of March 31, 2007, Ramco-Gershenson owned interests in 84 shopping centers totaling approximately 18.8 million square feet of gross leasable area in Michigan, Florida, Georgia, Ohio, Wisconsin, Tennessee, Indiana, New Jersey, Virginia, South Carolina, North Carolina, and Maryland. For further information on Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

    This press release contains forward-looking statements with respect to the operation of certain of the Trust's properties. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this document are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary. These include general economic conditions, the strength of key industries in the cities in which the Trust's properties are located, the performance of the Trust's tenants at the Trust's properties and elsewhere and other factors discussed in the Trust's reports filed with the Securities and Exchange Commission.



                  RAMCO-GERSHENSON PROPERTIES TRUST
      CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
               (In thousands, except per share amounts)
                             (Unaudited)

                                                 For the Three Months
                                                   Ended March 31,
                                                ----------------------
                                                   2007       2006
                                                ----------- ----------
REVENUES:
    Minimum rents                                  $24,273    $24,634
    Percentage rents                                   312        385
    Recoveries from tenants                         11,736      9,874
    Fees and management income                       2,604      1,242
    Other income                                     1,178        440
                                                ----------- ----------
          Total revenues                            40,103     36,575
                                                ----------- ----------
EXPENSES:
    Real estate taxes                                5,171      4,877
    Recoverable operating expenses                   6,683      5,602
    Depreciation and amortization                    8,137      8,077
    Other operating                                    509        702
    General and administrative                       3,033      4,101
    Interest expense                                11,018     10,570
                                                ----------- ----------
          Total expenses                            34,551     33,929
                                                ----------- ----------
Income from continuing operations before gain on
 sale of real estate assets, minority interest
 and earnings from unconsolidated entities           5,552      2,646
Gain on sale of real estate assets                  22,435      1,708
Minority interest                                   (4,528)      (786)
Earnings from unconsolidated entities                  406        737
                                                ----------- ----------
Income from continuing operations                   23,865      4,305
                                                ----------- ----------
Discontinued operations, net of minority
 interest:
  Gain on sale of real estate assets                     -        957
  Income from operations                                 -        323
                                                ----------- ----------
Income from discontinued operations                      -      1,280
                                                ----------- ----------
Net income                                          23,865      5,585
Preferred stock dividends                           (1,663)    (1,664)
                                                ----------- ----------
Net income available to common shareholders        $22,202     $3,921
                                                =========== ==========

Basic earnings per share:
     Income from continuing operations               $1.34      $0.16
     Income from discontinued operations                 -       0.07
                                                ----------- ----------
     Net income                                      $1.34      $0.23
                                                =========== ==========
Diluted earnings per share:
     Income from continuing operations               $1.25      $0.16
     Income from discontinued operations                 -       0.07
                                                ----------- ----------
     Net income                                      $1.25      $0.23
                                                =========== ==========

Basic weighted average shares outstanding           16,590     16,847
                                                =========== ==========
Diluted weighted average shares outstanding         18,553     16,889
                                                =========== ==========

COMPREHENSIVE INCOME
Net income                                         $23,865     $5,585
Other comprehensive income :
    Unrealized (loss) gain on interest rate
     swaps                                            (223)       554
                                                ----------- ----------
Comprehensive income                               $23,642     $6,139
                                                =========== ==========




                  RAMCO-GERSHENSON PROPERTIES TRUST
               CALCULATION OF FUNDS FROM OPERATIONS (1)
               (In thousands, except per share amounts)
                             (Unaudited)
                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2007     2006
                                                    --------- --------
Net Income                                           $23,865   $5,585
Add:
  Depreciation and amortization expense                8,962    8,665
  Minority interest in partnership:
     Continuing operations                             4,503      786
     Discontinued operations                               -       57
Less:
  Gain on sale of depreciable real estate (2)        (22,498)       -

  Discontinued operations, gain on sale of property,
   net of minority interest                                -     (957)
                                                    --------- --------
Funds from operations                                 14,832   14,136
Less:
  Series B Preferred Stock dividend                     (594)    (594)
                                                    --------- --------
Funds from operations available to common
 shareholders                                        $14,238  $13,542
                                                    ========= ========

Weighted average equivalent shares outstanding,
 diluted                                              21,474   21,707
                                                    ========= ========


Funds from operations available for common
 shareholders, per diluted share                       $0.66    $0.62
                                                    ========= ========





(1) Management considers funds from operations, also known as "FFO," an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents income before minority interest, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America ("GAAP"), gains on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered an alternative to GAAP net income
     as an indication of our performance.   We consider FFO as a
     useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

(2) Excludes loss on sale of undepreciated land of $63 in 2007 and gain on sale of undepreciated land of $1,708 in 2006.




                  RAMCO-GERSHENSON PROPERTIES TRUST
                     CONSOLIDATED BALANCE SHEETS
               (In thousands, except per share amounts)

                                               March 31,  December 31,
                                                 2007        2006
                                              ----------- ------------
                                              (Unaudited)

ASSETS
Investment in real estate, net                  $886,537     $897,975
Cash and cash equivalents                          9,483       11,550
Restricted cash                                    8,407        7,772
Accounts receivable, net                          35,104       33,692
Equity investments in and advances to
 unconsolidated entities                          71,403       75,824
Other assets, net                                 36,652       38,057
                                              ----------- ------------

     Total Assets                             $1,047,586   $1,064,870
                                              =========== ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable                     $640,763     $676,225
Accounts payable and accrued expenses             26,989       26,424
Distributions payable                             10,684       10,391
Capital lease obligation                           7,623        7,682
                                              ----------- ------------

     Total Liabilities                           686,059      720,722
Minority Interest                                 42,699       39,565

SHAREHOLDERS' EQUITY
   Preferred Shares of Beneficial Interest,
    par value $0.01, 10,000 shares authorized:
      9.5% Series B Cumulative Redeemable
       Preferred Shares; 1,000 shares issued
       and outstanding, liquidation value of
       $25,000                                    23,804       23,804
      7.95% Series C Cumulative Convertible
       Preferred Shares; 1,889 shares issued
       as of March 31, 2007 and December 31,
       2006, 1,888 outstanding as of March 31,
       2007 and December 31, 2006, liquidation
       value of $53,808 as of March 31, 2007
       and December 31, 2006                      51,714       51,714
   Common Shares of Beneficial Interest, par
    value $0.01, 45,000 shares authorized;
    16,601 and 16,580 issued and outstanding
    as of March 31, 2007 and December 31,
    2006, respectively                               166          166
   Additional paid-in capital                    335,674      335,738
   Accumulated other comprehensive income             24          247
   Cumulative distributions in excess of net
    income                                       (92,554)    (107,086)
                                              ----------- ------------
Total Shareholders' Equity                       318,828      304,583
                                              ----------- ------------
      Total Liabilities and Shareholders'
       Equity                                 $1,047,586   $1,064,870
                                              =========== ============



    CONTACT: Ramco-Gershenson Properties Trust
             Dennis Gershenson, President & CEO, 248-350-9900 or
             Richard Smith, CFO, 248-350-9900
             Fax - 248-350-9925